UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)         On July 20, 2016, the Board of Directors of Unifi, Inc. (the “Company”) adopted certain amendments to Sections 1.02 and 1.06 of the Company’s Restated By-laws, effective as of that date.

As amended, Section 1.02 provides, in relevant part, that “special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President or by resolution of the Board of Directors.” Section 1.02 previously provided for special meetings of the shareholders to be called by “any Director, the President, any Vice President, the Treasurer or the Secretary or by resolution of the Board of Directors.”

Section 1.06 was amended to provide that the record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of any other action “shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.” Section 1.06 previously provided that such record date “shall not be more than fifty or less than ten days before the date of such meeting, nor more than fifty days prior to any other action.”

The foregoing description is qualified in its entirety by reference to the text of the Company’s Restated By-laws as adopted and effective as of July 20, 2016, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Restated By-laws of Unifi, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Dated: July 22, 2016	By:	/s/ Sean D. Goodman
Sean D. Goodman
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated By-laws of Unifi, Inc.